As filed with the Securities and Exchange Commission on September 14, 2009

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PETROHAWK ENERGY CORPORATION*

(Exact name of registrant as specified in its charter)

Delaware	86-0876964
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5600

Houston, Texas 77002

(832) 204-2700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David S. Elkouri

Executive Vice President, General Counsel

and Secretary

Petrohawk Energy Corporation

1000 Louisiana, Suite 5600

Houston, Texas 77002

(832) 204-2700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

William T. Heller IV

Thompson & Knight LLP

333 Clay St., Suite 3300

Houston, Texas 77002

(713) 654-8111

Approximate Date of Commencement of Proposed Sale to the Public:  From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional class of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amounts to be Registered(1)	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Debt Securities
Preferred Stock, $0.001 par value per share
Common Stock, $0.001 par value per share
Depositary Shares				(3)
Warrants
Guarantee of Debt Securities				(4)

(1)	There is being registered hereunder such indeterminate number or amount of securities of each identified class as may from time to time be issued by the registrant at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.
(2)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.
(3)	Each depositary share will be issued under a depositary agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(4)	Subsidiaries of Petrohawk Energy Corporation named as co-registrants may fully and unconditionally guarantee on an unsecured basis the debt securities of Petrohawk Energy Corporation. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantee of the Debt Securities being registered.

*ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

EXACT NAME OF ADDITIONAL REGISTRANT AS SPECIFIED IN ITS CHARTER	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION	PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER	I.R.S. EMPLOYEE IDENTIFICATION NO.
Petrohawk Operating Company	Texas	1311	75-2472880
P-H Energy, LLC	Texas	1311	None
Petrohawk Holdings, LLC	Delaware	1311	20-3066517
Petrohawk Properties, LP	Texas	1311	75-2702317
Winwell Resources, L.L.C.	Louisiana	1311	72-1277420
WSF, Inc.	Louisiana	1311	72-1169871
KCS Resources, LLC	Delaware	1311	22-2889587
KCS Energy Services, Inc.	Delaware	1311	76-0516389
One Tec, LLC	Texas	1311	None
One Tec Operating, LLC	Texas	1311	None
HK Energy Marketing, LLC	Delaware	1311	86-0876964
Hawk Field Services, L.L.C.	Oklahoma	1311	75-1560304
Bison Ranch LLC	Idaho	1311	None
Medallion California Properties Company	Texas	1311	76-0267470
Proliq, Inc.	New Jersey	1311	22-1516527
Kaiser Trading, LLC	Oklahoma	1311	20-8706421

PROSPECTUS

Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Warrants

We, Petrohawk Energy Corporation, may offer from time to time our senior debt securities, subordinated debt securities, preferred stock, depositary shares representing preferred stock, common stock, and warrants. Our subsidiaries may guarantee the senior or subordinated debt securities offered by this prospectus.

This prospectus describes the general terms of the securities offered by us and the general manner in which we will offer these securities. The specific terms of any securities we offer, including any guarantees by our subsidiaries, will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

Our common stock is listed on the New York Stock Exchange under the trading symbol “HK.”

Investing in securities involves significant risks. You should carefully read the risk factors included in the applicable prospectus supplement and in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our securities.

We may sell these securities to or through underwriters, to other purchasers and/or through agents. The supplements to this prospectus will specify the names of and arrangements with any underwriters or agents.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated September 14, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below. You should rely only on the information included or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer to sell in any jurisdiction in which the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any other document incorporated by reference in this prospectus is accurate as of any date other than the dates of the applicable documents in which such information appears.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any prospectus supplement to “Petrohawk” and to the “Company,” “we,” “us” or “our” are to Petrohawk Energy Corporation and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with the applicable prospectus supplement, will include or refer you to all material information relating to each offering.

i

We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-33334). Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and at our website at www.petrohawk.com. You may also read and copy at prescribed rates any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

Our common stock is listed on the New York Stock Exchange under the symbol “HK.” Our reports, proxy statements and other information may be read and copied at the New York Stock Exchange at 20 Broad Street, 7th Floor, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, information furnished rather than filed):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on February 25, 2009, as amended on Form 10-K/A filed on April 2, 2009 and on Form 10-K/A filed on April 30, 2009;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2009, filed on May 6, 2009, and for the quarter ended June 30, 2009, filed on August 4, 2009;

•

our Current Reports on Form 8-K filed on January 22, 2009, January 28, 2009, February 26, 2009, February 27, 2009, June 12, 2009, June 23, 2009, August 7, 2009, August 10, 2009 and September 9, 2009, and on Form 8-K/A filed September 9, 2009; and

•	the description of our common stock set forth in our registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on February 28, 2007.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling the following number:

Petrohawk Energy Corporation

Attn: Investor Relations

1000 Louisiana, Suite 5600

Houston, Texas 77002

Phone (832) 204-2700

investors@petrohawk.com

FORWARD-LOOKING STATEMENTS

The information discussed in this prospectus, our filings with the SEC and our public releases include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. All statements, other than statements of historical facts, concerning, among other things, planned capital expenditures, potential increases in oil and natural gas production, the number of anticipated wells to be drilled in the future, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. The actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, the following factors:

•

our ability to successfully develop our large inventory of undeveloped acreage primarily held in resource-style areas in Louisiana, Arkansas and Texas, including our resource-style plays such as Haynesville, Fayetteville and Eagle Ford Shales;

•	the volatility in commodity prices for oil and natural gas, including continued declines in prices;

•	the possibility that the industry may be subject to future regulatory or legislative actions (including any additional taxes and changes in environmental regulation);

•	the possibility that the United States economy remains in an extended recessionary period, which would negatively impact the price of commodities, including oil and natural gas;

•	the presence or recoverability of estimated oil and natural gas reserves and the actual future production rates and associated costs;

•	the possibility that production decline rates in some of our resource-style plays are greater than we expect;

•	our ability to generate sufficient cash flow from operations, borrowings or other sources to enable us to fully develop our undeveloped acreage positions;

•	our ability to replace oil and natural gas reserves;

•	environmental risks;

•	drilling and operating risks;

•	exploration and development risks;

•	competition, including competition for acreage in resource-style areas;

•	management’s ability to execute our plans to meet our goals;

•	our ability to retain key members of our senior management and key technical employees;

•	our ability to obtain goods and services, such as drilling rigs and tubulars, and access to adequate gathering systems and pipeline take-away capacity, to support our drilling program;

•	our ability to secure firm transportation for natural gas we produce and to sell natural gas at market prices;

•

general economic conditions, whether internationally, nationally or in the regional and local market areas in which we do business, may be less favorable than expected, which could adversely affect the demand for oil and natural gas and make it difficult to access financial markets;

•	continued hostilities in the Middle East and other sustained military campaigns or acts of terrorism or sabotage; and

•	other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors may negatively impact our businesses, operations or pricing.

Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in our other filings with the SEC that are incorporated by reference herein and in the section entitled “Risk Factors” included elsewhere in this prospectus. For additional information regarding risks and uncertainties, please read our other filings with the SEC under the Exchange Act and the Securities Act, including our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in this prospectus and in the documents incorporated by reference. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

The following highlights information about us and our business contained elsewhere or incorporated by reference in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand our business you should carefully read this prospectus together with the more detailed information incorporated by reference in this prospectus.

THE COMPANY

We are an independent energy company engaged in the exploration, development and production of predominately natural gas properties located onshore in the United States. Our properties are primarily located in Louisiana, Texas, Arkansas and Oklahoma. We organize our operations into two principal regions: the Mid-Continent, which includes our Louisiana and Arkansas properties; and the Western, which includes our Texas and Oklahoma properties.

At December 31, 2008, our estimated total proved oil and natural gas reserves, as prepared by our independent reserve engineering firm, Netherland, Sewell & Associates, Inc., were approximately 1,418 billion cubic feet of natural gas equivalent (Bcfe), consisting of 14 million barrels of oil, and 1,335 billion cubic feet of natural gas and natural gas liquids. Approximately 56% of our proved reserves were classified as proved developed. We maintain operational control of approximately 83% of our proved reserves.

Corporate Information

Petrohawk is a Delaware corporation with principal offices located at 1000 Louisiana Street, Suite 5600, Houston, Texas 77002, telephone number (832) 204-2700, fax number (832) 204-2800, and our website can be found at www.petrohawk.com. Unless specifically incorporated by reference in this prospectus, information that you may find on our website, or any other website, is not part of this prospectus.

RISK FACTORS

An investment in our securities involves risks. Before you invest in our securities, you should carefully consider the risk factors discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the applicable prospectus supplement, this prospectus, or incorporated by reference, including the risk factors and other cautionary statements described under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, and, to the extent applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. In that case, our ability to pay interest on, or the principal of, any debt securities, may be reduced, the trading price of our securities could decline and you could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise stated in the prospectus supplement accompanying this prospectus, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus and any accompanying prospectus supplement for one or more of the following purposes:

•	refinance, in whole or in part, existing indebtedness;

•	finance, in whole or in part, the cost of acquisitions;

•	finance capital expenditures and capacity expansion; and/or

•	general corporate purposes and working capital.

Until we apply the proceeds from a sale of securities to their intended purposes, we may invest these proceeds in short-term investments.

RATIO OF EARNINGS TO FIXED CHARGES

We have computed our ratio of earnings to fixed charges for each of the periods set forth below. Ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges. For this purpose, “earnings” represent the aggregate of pre-tax income from continuing operations plus fixed charges. “Fixed charges” include interest expensed, amortization of debt issuance costs, the amortization of debt discounts and premiums and the portion of non-capitalized rental expense deemed to be the equivalent of interest.

You should read the ratio information below in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the notes thereto in our Annual Report on Form 10-K, as amended, for year ended December 31, 2008 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, which are incorporated herein by reference.

	Six Months Ended June 30,				Year Ended December 31,
	2009		2008		2008		2007	2006	2005		2004
Ratio of earnings to fixed charges	—	(1)	—	(2)	—	(3)	1.6	3.1	—	(4)	3.8

(1)	Due to our loss for the six months ended June 30, 2009, the ratio coverage was less than 1:1. We would have had to generate additional earnings of $1.6 billion to achieve a coverage ratio of 1:1.

(2)	Due to our loss for the six months ended June 30, 2008, the ratio coverage was less than 1:1. We would have had to generate additional earnings of $239.2 million to achieve a coverage ratio of 1:1.

(3)	Due to our loss in 2008, the ratio coverage was less than 1:1. We would have had to generate additional earnings of $533.0 million to achieve a coverage ratio of 1:1.

(4)	Due to our loss in 2005, the ratio coverage was less than 1:1. We would have had to generate additional earnings of $25.7 million to achieve a coverage ratio of 1:1.

DESCRIPTION OF DEBT SECURITIES

The Debt Securities will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the Subsidiary Guarantors of such Debt Securities, if any, and a trustee to be determined (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”

The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

Unless the Debt Securities are guaranteed by our subsidiaries as described below, the rights of Petrohawk and our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourself be a creditor with recognized claims against such subsidiary.

We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described under “—Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock.

If specified in the prospectus supplement respecting a particular series of Debt Securities, Petrohawk Operating Company, P-H Energy, LLC, Petrohawk Holdings, LLC, Petrohawk Properties, LP, Winwell Resources, L.L.C., WSF, Inc., KCS Resources, LLC, KCS Energy Services, Inc., One Tec, LLC, One Tec Operating, LLC, HK Energy Marketing, LLC, Hawk Field Services, L.L.C., Bison Ranch LLC, Medallion California Properties Company, Proliq, Inc. and Kaiser Trading, LLC (each a “Subsidiary Guarantor”) will fully and unconditionally guarantee (the “Subsidiary Guarantee”) that series as described under “—Subsidiary Guarantee” and in the prospectus supplement. Each Subsidiary Guarantee will be an unsecured obligation of the Subsidiary Guarantor. A Subsidiary Guarantee of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be issued will be offered for sale and will describe the following terms of such Debt Securities:

(1)	the title of the Debt Securities;

(2)	whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

(3)	whether any Subsidiary Guarantor will provide a Subsidiary Guarantee of the Debt Securities;

(4)	any limit on the aggregate principal amount of the Debt Securities;

(5)	each date on which the principal of the Debt Securities will be payable;

(6)	the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

(7)	each place where payments on the Debt Securities will be payable;

(8)	any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

(9)	any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;

(10)	the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

(11)	whether the Debt Securities are defeasible;

(12)	any addition to or change in the Events of Default;

(13)	whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(14)	any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

(15)	any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities, and it may also be senior in right of payment to all of our Subordinated Debt. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

•

the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshalling of assets or any bankruptcy, insolvency or similar proceedings;

•

the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods during which we will be prohibited from making payments on the Subordinated Debt Securities; and

•

the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under “—Legal Defeasance and Covenant Defeasance.”

Subsidiary Guarantee

If specified in the prospectus supplement, one or more of the Subsidiary Guarantors will guarantee the Debt Securities of a series. As of the date of this prospectus, Petrohawk Energy Corporation has no material independent assets or operations apart from the assets and operations of its subsidiaries. Consequently, in the event that we offer Debt Securities that are guaranteed by one or more of the Subsidiary Guarantors, we expect that the structure of such Subsidiary Guarantees would qualify for the exception in Rule 3-10 of Regulation S-X and would not require the filing of separate financial statements for each Subsidiary Guarantor. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantee of the Subsidiary Guarantor.

Subject to the limitations described below and in the prospectus supplement, one or more of the Subsidiary Guarantors will jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all our payment obligations under the Indentures and the Debt Securities of a series, whether for principal of, premium, if any, or interest on the Debt Securities or otherwise (all such obligations guaranteed by a Subsidiary Guarantor being herein called the “Guaranteed Obligations”). The Subsidiary Guarantors will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor.

In the case of Subordinated Debt Securities, a Subsidiary Guarantor’s Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the Subordinated Debt Securities are suspended by the subordination provisions of the Subordinated Indenture.

Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the relevant Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Subsidiary Guarantee will be a continuing guarantee and will:

(1)	remain in full force and effect until either (a) payment in full of all the applicable Debt Securities (or such Debt Securities are otherwise satisfied and discharged in accordance with the provisions of the applicable Indenture) or (b) released as described in the following paragraph;

(2)	be binding upon each Subsidiary Guarantor; and

(3)	inure to the benefit of and be enforceable by the applicable Trustee, the Holders and their successors, transferees and assigns.

In the event that (a) a Subsidiary Guarantor ceases to be a Subsidiary, (b) either legal defeasance or covenant defeasance occurs with respect to the series or (c) all or substantially all of the assets or all of the

Capital Stock of such Subsidiary Guarantor is sold, including by way of sale, merger, consolidation or otherwise, such Subsidiary Guarantor will be released and discharged of its obligations under its Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder, and no other person acquiring or owning the assets or Capital Stock of such Subsidiary Guarantor will be required to enter into a Subsidiary Guarantee. In addition, the prospectus supplement may specify additional circumstances under which a Subsidiary Guarantor can be released from its Subsidiary Guarantee.

Form, Exchange and Transfer

The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series.

If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part.

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless:

(1)	the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

(2)	an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities; or

(3)	other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All certificated Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct.

As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that is represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions may require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.

Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of Persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Subsidiary Guarantors, the Trustees or the agents of us, the Subsidiary Guarantors or the Trustees will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series.

All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a “successor Person”), and may not permit any Person to consolidate with or merge into us, unless:

(1)	the successor Person (if not us) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

(2)	immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

(3)	several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met.

The successor Person (if not us) will be substituted for us under the applicable Indenture with the same effect as if it had been an original party to such Indenture, and, except in the case of a lease, we will be relieved from any further obligations under such Indenture and the Debt Securities.

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

(1)	failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(2)	failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(3)	failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

(4)	failure to perform or comply with the provisions described under “—Consolidation, Merger and Sale of Assets”;

(5)	failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;

(6)	any Debt of ourself, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such Debt unpaid or accelerated exceeds $10.0 million;

(7)	any judgment or decree for the payment of money in excess of $10.0 million is entered against us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, remains outstanding for a period of 60 consecutive days following entry of such judgment and is not discharged, waived or stayed;

(8)	certain events of bankruptcy, insolvency or reorganization affecting us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor; and

(9)	if any Subsidiary Guarantor has guaranteed such series, the Subsidiary Guarantee of any such Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture).

If an Event of Default (other than an Event of Default with respect to Petrohawk Energy Corporation described in clause (8) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an Event of Default with respect to Petrohawk Energy Corporation described in clause (8) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration and its consequences, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default with respect to that series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see “—Modification and Waiver” below.

Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, no Trustee will be under any obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series.

No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(1)	such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

(2)	the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable security or indemnity, to the Trustee to institute such proceeding as trustee; and

(3)	the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security.

We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults.

Modification and Waiver

We may modify or amend an Indenture without the consent of any holders of the Debt Securities in certain circumstances, including:

(1)	to evidence the succession under the Indenture of another Person to us or any Subsidiary Guarantor and to provide for its assumption of our or such Subsidiary Guarantor’s obligations to holders of Debt Securities;

(2)	to make any changes that would add any additional covenants for the benefit of the holders of Debt Securities or that do not adversely affect the rights under the Indenture of the Holders of Debt Securities in any material respect;

(3)	to add any additional Events of Default;

(4)	to provide for uncertificated notes in addition to or in place of certificated notes;

(5)	to secure the Debt Securities;

(6)	to establish the form or terms of any series of Debt Securities;

(7)	to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee;

(8)	to cure any ambiguity, defect or inconsistency;

(9)	to add Subsidiary Guarantors; or

(10)	in the case of any Subordinated Debt Security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any Holder of Senior Debt.

Other modifications and amendments of an Indenture may be made by us, the Subsidiary Guarantors, if applicable, and the applicable Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

(1)	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

(2)	reduce the principal amount of, or any premium or interest on, any Debt Security;

(3)	reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

(4)	change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

(5)	impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

(6)	modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the Subordinated Debt Securities;

(7)	except as provided in the applicable Indenture, release the Subsidiary Guarantee of a Subsidiary Guarantor;

(8)	reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

(9)	reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

(10)	modify such provisions with respect to modification, amendment or waiver; or

(11)	following the making of an offer to purchase Debt Securities from any Holder that has been made pursuant to a covenant in such Indenture, modify such covenant in a manner adverse to such Holder.

The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series.

Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

(1)	the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

(2)	if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security;

(3)	the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause); and

(4)	certain Debt Securities, including those owned by us, any Subsidiary Guarantor or any of our other Affiliates, will not be deemed to be Outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Satisfaction and Discharge

Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

(1)	either:

(a)	all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

(b)	all outstanding Debt Securities of that series that have been not delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

(2)	we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

(3)	we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied.

Legal Defeasance and Covenant Defeasance

To the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have our obligations discharged under provisions relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” or relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call “covenant defeasance”.

Legal Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have the legal defeasance provisions applied to any series of Debt Securities, we and, if applicable, each Subsidiary Guarantor will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

(1)	we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

(2)	no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (8) under “—Events of Default,” at any time until 121 days after such deposit;

(3)	such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;

(4)	in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any Senior Debt and no other event of default with respect to any Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

(5)	we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940.

Covenant Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any Debt Securities, we may fail to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6), (7) and (9) under “Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any series of Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

If we exercise either our legal defeasance or covenant defeasance option, any Subsidiary Guarantee will terminate.

Notices

Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register.

Title

We, the Subsidiary Guarantors, the Trustees and any agent of us, the Subsidiary Guarantors or a Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.

The Trustee

We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

Resignation or Removal of Trustee

If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable Indenture. Any resignation will require the appointment of a successor Trustee under the applicable Indenture in accordance with the terms and conditions of such Indenture.

The Trustee may resign or be removed by us with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the Debt Securities of any series may remove the Trustee with respect to the Debt Securities of such series.

Limitations on Trustee if It Is Our Creditor

Each Indenture will contain certain limitations on the right of the Trustee, in the event that it becomes our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Certificates and Opinions to Be Furnished to Trustee

Each Indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an Indenture, every application by us for action by the Trustee must be accompanied by an Officers’ Certificate and an Opinion of Counsel stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF CAPITAL STOCK

This section describes the material terms of our capital stock. For more detailed information, you should refer to our certificate of incorporation, as amended, and bylaws, copies of which have been filed with the SEC. These documents are also incorporated by reference in this prospectus. You should also be aware that the summary below does not give full effect to the provisions of statutory or common law which may affect your rights as a stockholder.

Authorized Capital Stock

Our authorized capital stock consists of 500,000,000 shares of common stock, par value of $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, which are subject to later designation and issuance by us in accordance with our certificate of incorporation.

Common Stock

We may, from time to time, issue an indeterminate amount of shares of common stock. As of September 11, 2009, there were 300,819,584 shares issued and outstanding. Our common stock is listed on the New York Stock Exchange under the symbol “HK.”

Voting rights. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The vote of the holders of a majority of the stock represented at a meeting at which a quorum is present is generally required to take stockholder action, unless a greater vote is required by law. The holders are not entitled to cumulative voting in the election of directors. Directors are elected by plurality vote. Accordingly, the holder or holders of a majority of the outstanding shares of common stock will be able to elect all of the directors who are up for election at a meeting of stockholders.

Dividends, distributions and stock splits. Holders of common stock are entitled to receive dividends if, as and when such dividends are declared by the board of directors out of assets legally available therefore after payment of dividends required to be paid on shares of preferred stock, if any. Our existing debt arrangements restrict our ability to pay cash dividends.

Liquidation. In the event of any dissolution, liquidation, or winding up of our affairs, whether voluntary or involuntary, after payment of debts and other liabilities and making provision for any holders of its preferred stock who have a liquidation preference, our remaining assets will be distributed ratably among the holders of common stock.

Fully paid. All shares of common stock outstanding are fully paid and nonassessable.

Other rights. Holders of common stock have no redemption or conversion rights and no preemptive or other rights to subscribe for our securities.

Preferred Stock

Our board of directors has the authority to issue 5,000,000 shares of undesignated preferred stock. As of the date of this prospectus, no shares of preferred stock are outstanding. We may issue preferred stock from time to time in one or more series, without stockholder approval, when authorized by our board of directors.

Each series of preferred stock will have specific financial and other terms that we will describe in a prospectus supplement. Any or all of the rights of our preferred stock may be greater than the rights of our common stock.

Upon issuance of a particular series of preferred stock, our board of directors is authorized to specify:

•	the number of shares to be included in the series;

•	the annual dividend rate for the series and any restrictions or conditions on the payment of dividends;

•	the redemption price, if any, and the terms and conditions of redemption;

•	any sinking fund provisions for the purchase or redemption of the series;

•	if the series is convertible, the terms and conditions of conversion;

•	the amounts payable to holders upon our liquidation, dissolution or winding up; and

•	any other rights, preferences and limitations relating to the series.

Our board of directors’ ability to authorize, without stockholder approval, the issuance of preferred stock with conversion and other rights, may affect adversely the rights of holders of our common stock or other series of preferred stock that may be outstanding. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of our common stock.

We believe that the availability of preferred stock provides us with increased flexibility in structuring possible future financing and acquisitions and in meeting other needs that might arise.

Specific Terms of a Series of Preferred Stock

The preferred stock we may offer may be issued in one or more series. Shares of preferred stock, when issued against full payment of the purchase price, will be fully paid and non-assessable. Their par value or liquidation preference, however, may not be indicative of the price at which they may actually trade after their issuance. If necessary, the prospectus supplement may provide a description of U.S. Federal income tax consequences relating to the purchase and ownership of the series of preferred stock offered by that prospectus supplement.

A prospectus supplement may discuss some or all of the following features of the series of preferred stock to which it relates (and any additional terms not described below if applicable):

•	the designations and stated value per share;

•	the number of shares offered;

•	the amount of liquidation preference per share;

•	the initial public offering price at which the preferred stock will be issued;

•	the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;

•	any redemption or sinking fund provisions;

•	the voting rights, if any;

•	the listing of the preferred stock on any securities exchange;

•	the applicable registrar and transfer agent for the series of preferred stock;

•	any conversion or exchange rights; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

Unless we state otherwise in the prospectus supplement, the preferred stock will have priority over our common stock with respect to dividends and distribution of assets, but will rank junior to all our outstanding indebtedness for borrowed money.

Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be specified in a prospectus supplement, as long as our restated articles of incorporation so permits.

Transfer Agent and Registrar

The transfer agent and registrar for our common and preferred stock is American Stock Transfer & Trust Company, LLC. Its phone number is (877) 777-0800 and its website is www.amstock.com.

Delaware Anti-Takeover Law and Certain Charter and Bylaw Provisions

Our certificate of incorporation, bylaws and the Delaware General Corporation Law (“DGCL”) contain certain provisions that could discourage potential takeover attempts and make it more difficult for stockholders to change management or receive a premium for their shares.

Delaware law. We are subject to Section 203 of the DGCL, an anti-takeover law. In general, the statute prohibits a publicly-held Delaware corporation from engaging in a business combination with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder. A “business combination” includes a merger, sale of 10% or more of our assets and certain other transactions resulting in a financial benefit to the stockholder. For purposes of Section 203, an “interested stockholder” is defined to include any person that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation;

•

an affiliate or associate of the corporation and was the owner of 15% or more of the voting stock outstanding of the corporation, at any time within three years immediately prior to the relevant date; and

•	an affiliate or associate of the persons described in the foregoing bullet points.

However, the above provisions of Section 203 do not apply if:

•	the board of directors approves the transaction that made the stockholder an interested stockholder prior to the date of that transaction;

•

after completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by our officers and directors; or

•

on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect for the corporation not to be governed by Section 203, effective 12 months after adoption. Neither our certificate of incorporation nor our bylaws exempt us from the restrictions imposed under Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board.

Charter and bylaw provisions. Delaware law permits any Delaware corporation to classify its board of directors into as many as three (3) classes as equally as possible with staggered terms of office. After initial implementation of a classified board, one class will be elected at each annual meeting of the stockholders to serve for a term of one, two or three years (depending upon the number of classes into which directors are classified) or until their successors are elected and take office. Our certificate of incorporation and bylaws provide for a classified board of directors by dividing the board into three (3) classes, with no class having more than one director more than any other class. The stockholders of a Delaware corporation with a classified board of directors may remove a director only “for cause” unless the company’s certificate of incorporation provides otherwise. Our bylaws restrict the removal of a director except “for cause.”

DESCRIPTION OF DEPOSITARY SHARES

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. An accompanying prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized selected provisions of the depositary agreement and the depositary receipts. The form of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC in connection with any offering of depositary shares, and you should read those documents for the full legal text of the matters described in this section and in the prospectus supplement relating to the issue and for provisions that may be important to you. See “Where You Can Find More Information” above for information on how to obtain copies of these documents.

The particular terms of any issue of depositary shares will be described in the prospectus supplement relating to the issue. Those terms may vary from the terms described in this section. As you read this section, please remember that the specific terms of your depositary shares as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your depositary shares.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the depositary will distribute the property to the record holders of the depositary shares. If, however, the depositary determines that it is not feasible to make the distribution of property, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders of the preferred stock.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the depositary and us. Any amendment that materially and adversely alters the rights of the holders of depositary shares will not, however, be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the depositary or us only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other taxes (including transfer taxes) and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be at the expense of those holders.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and meeting certain combined capital surplus requirements.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock or common stock. We may issue warrants independently or together with other securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. You should refer to the warrant agreement relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants.

Each warrant will entitle the holder to purchase the principal amount of debt securities, or the number of shares of preferred stock or common stock, at the exercise price set forth in, or calculable as set forth in, the prospectus supplement. The exercise price may be subject to adjustment upon the occurrence of certain events, as set forth in the prospectus supplement.

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, which may include:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	U.S. federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Warrants will be issued in registered form only. After the close of business on the expiration date of the warrant, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of common stock, including the right to receive payments of any dividends on the common stock purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of the securities included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, we may enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of the common shares by broker-dealers;

•	sell common shares short themselves and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

There is currently no market for any of the securities, other than the shares of common stock listed on the New York Stock Exchange. If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for these other securities. We have no current plans for listing the debt securities on any securities exchange; any such listing with respect to any particular debt securities will be described in the applicable prospectus supplement.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the shares may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the New York Stock Exchange, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

Securities may also be sold directly by us. In this case, no underwriters or agents would be involved.

If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market.

Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act of 1933.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with NASD Conduct Rule 5110(h).

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered under this prospectus will be passed upon for us by Thompson & Knight LLP. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the effectiveness of Petrohawk Energy Corporation and subsidiaries’ internal control over financial reporting incorporated herein by reference from Petrohawk Energy Corporation’s Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2008, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The estimated reserve evaluations and related calculations of Netherland, Sewell & Associates, Inc., an independent reserve engineering firm, included or incorporated by reference in this prospectus have been included or incorporated by reference in reliance on the authority of that firm as experts in reserve engineering.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses of this offering (all of which are to be paid by the registrant) are estimated to be as follows:

SEC Registration Fee	$	*
Fees and Expenses of Legal Counsel		**
Accounting Fees and Expenses		**
Trustee’s Fees and Expenses		**
Printing and Engraving Expenses		**
Rating Agency Fees		**
Miscellaneous		**

Total	$	**

*	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Petrohawk’s Certificate of Incorporation and bylaws provide that the corporation shall indemnify to the fullest extent authorized by law any person made or threatened to be made a party to any action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of Petrohawk or any predecessor of Petrohawk or serves or served any other enterprise as a director, officer, employee or agent at the request of Petrohawk or any predecessor of Petrohawk. Petrohawk may also indemnify any person made or threatened to be made a party to any action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was an employee or agent of Petrohawk or any predecessor of Petrohawk or serves or served any other enterprise as a director, officer, employee or agent at the request of Petrohawk or any predecessor of Petrohawk.

If any director or officer of Petrohawk has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any such claim, issue or matter therein, Section 145 of the DGCL authorizes a corporation to indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Section 145 of the DGCL also authorizes a corporation to indemnify such person against judgments, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses, including attorneys’ fees, actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him. Petrohawk does maintain insurance to protect itself and its directors, officers, employees and agents against all such expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement), whether or not the corporation would have the power to indemnify such person against such expense, liability or loss.

The Petrohawk bylaws also provide that Petrohawk may pay the expenses (including attorneys’ fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of its final disposition; provided, however, that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding upon receipt by Petrohawk of an undertaking by or on behalf of such officer or director to repay all such amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified by Petrohawk. The rights of indemnification and to receive advancement of expenses as provided in Petrohawk’s bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled under applicable law, any agreement, vote of shareholders or disinterested directors or otherwise.

In addition to the provisions of Petrohawk’s bylaws, Petrohawk’s Certificate of Incorporation provides that directors shall not be personally liable to the corporation or its stockholders for monetary damages for breach of duty as a director, subject to certain limited exceptions. Petrohawk also entered into indemnity agreements with each of its officers and directors which provide that Petrohawk will indemnify such persons to the fullest extent permitted by law and as provided in the indemnity agreements. Such indemnification obligations include, but are not limited to, the rights set forth in other sections of the indemnity agreements. Pursuant to the indemnity agreements, Petrohawk shall indemnify the indemnified party for all expenses (including attorneys’ fees), judgments, liabilities, fines, penalties and amounts paid in settlement including all interest, assessments and other charges paid or payable with relation to third-party proceedings. In addition, Petrohawk must also indemnify the indemnified party for expenses incurred to the extent such indemnified party is a witness to a proceeding by reason of the indemnified person’s relation with Petrohawk and for expenses resulting from a proceeding by Petrohawk against the indemnified person unless such indemnified person is held liable to Petrohawk, subject to narrow exceptions. The rights of Petrohawk’s officers and directors of indemnification and to receive advancement of expenses as provided in the indemnity agreement shall not be deemed exclusive of any other rights to which the indemnified party may be entitled under applicable law, Petrohawk’s bylaws, any agreement, vote of shareholders or resolution of directors or otherwise.

Item 16. Exhibits.

(a) The following documents are filed as exhibits to this registration statement:

Exhibit Number	Description
1.1**	Form of Underwriting Agreement.

4.1	Certificate of Incorporation for Petrohawk Energy Corporation (Incorporated by reference to Exhibit 3.1 to our Form S-8 (File No. 333-117733) filed on July 29, 2004).

4.2	Certificate of Amendment to Certificate of Incorporation for Petrohawk Energy Corporation (Incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K filed on November 24, 2004).

4.3	Certificate of Amendment of Certificate of Incorporation of Petrohawk Energy Corporation (Incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K filed on August 3, 2005).

4.4	Certificate of Amendment to Certificate of Incorporation of Petrohawk Energy Corporation (Incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K filed on July 17, 2006).

Exhibit Number	Description
4.5	Certificate of Amendment to Certificate of Incorporation of Petrohawk Energy Corporation (Incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K filed on June 23, 2009).

4.6	Amended and Restated Bylaws of Petrohawk Energy Corporation effective as of July 12, 2006 (Incorporated by reference to Exhibit 3.2 of our Current Report on Form 8-K filed on July 17, 2006).

4.7	Indenture dated as of April 8, 2004, among Mission Resources Corporation, the Guarantors named therein and The Bank of New York, as Trustee, relating to Petrohawk Energy Corporation’s 9.125% Senior Notes due 2011 (Incorporated by reference to Exhibit 4.1 to Mission Resources Corporation’s Current Report on Form 8-K/A filed on April 15, 2004).

4.2	First Supplemental Indenture dated as of July 28, 2005, among Petrohawk Energy Corporation, the successor by way of merger to Mission Resources Corporation, the parties named therein as Existing Subsidiary Guarantors, the parties named therein as Additional Subsidiary Guarantors, and The Bank of New York Trust Company, N.A., as successor trustee to The Bank of New York (Incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed on August 3, 2005).

4.3	Second Supplemental Indenture dated as of July 12, 2006, among Petrohawk Energy Corporation, as successor by merger to Mission Resources Corporation, the parties named therein as subsidiary guarantors, and The Bank of New York Trust Company, N.A., as trustee (Incorporated by reference to Exhibit 4.2 of our Current Report on Form 8-K filed on July 17, 2006).

4.4	Indenture dated April 1, 2004 among KCS Energy, Inc., U.S. Bank National Association, as trustee, and the subsidiary guarantors named therein, relating to KCS Energy, Inc.’s 7.125% senior notes due 2012 (Incorporated by reference to Exhibit 4.1 to KCS Energy, Inc.’s Quarterly Report on Form 10-Q filed on May 10, 2004).

4.5	First Supplemental Indenture, dated as of April 8, 2005, to Indenture dated as of April 1, 2004, among KCS Energy, Inc., certain of its subsidiaries and U.S. Bank National Association (Incorporated by reference to Exhibit 4.1 of KCS Energy, Inc.’s Form 8-K filed on April 11, 2005).

4.6	Second Supplemental Indenture dated July 12, 2006 among Petrohawk Energy Corporation, the successor by way of merger to KCS Energy, Inc., the parties named therein as guarantors, and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.4 to our Current Report on Form 8-K filed July 17, 2006).

4.7	Third Supplemental Indenture dated as of July 12, 2006 among Petrohawk Energy Corporation, the successor by way of merger to KCS Energy, Inc., the parties named therein as existing guarantors, the parties named therein as new guarantors, and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.5 to our Current Report on Form 8-K filed July 17, 2006).

4.8	Fourth Supplemental Indenture dated as of August 3, 2007 among Petrohawk Energy Corporation, the successor by way of merger to KCS Energy, Inc., the parties named therein as existing guarantors, the parties named therein as new guarantors, and The Law Debenture Trust Company of New York, as the successor to U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.12 to our Quarterly Report on Form 10-Q filed on November 6, 2008).

4.9	Fifth Supplemental Indenture dated as of November 28, 2008 among Petrohawk Energy Corporation, HK Energy Marketing, LLC, the parties named therein as guarantors, and The Law Debenture Trust Company of New York, as the successor to U.S. Bank National Association, as trustee. (Incorporated by reference to Exhibit 4.9 to our Annual Report on Form 10-K filed on February 25, 2009).

4.10	Sixth Supplemental Indenture dated as of January 26, 2009 among Winwell Resources, L.L.C., KCS Resources, LLC, Petrohawk Energy Corporation, the parties named therein as guarantors, and The Law Debenture Trust Company of New York, as the successor to U.S. Bank National Association, as trustee. (Incorporated by reference to Exhibit 4.10 to our Annual Report on Form 10-K filed on February 25, 2009).

Exhibit Number	Description
4.11	Indenture dated July 12, 2006 among Petrohawk Energy Corporation, U.S. Bank National Association, as trustee, and the subsidiary guarantors named therein, relating to Petrohawk Energy Corporation’s 9.875% senior notes due 2013 (Incorporated by reference to Exhibit 4.6 to our Current Report on Form 8-K filed July 17, 2006).

4.12	First Supplemental Indenture dated July 12, 2006 among Petrohawk Energy Corporation, U.S. Bank National Association, as trustee, and the subsidiary guarantors named therein (Incorporated by reference to Exhibit 4.7 to our Current Report on Form 8-K filed July 17, 2006).

4.13	Second Supplemental Indenture dated August 3, 2007 among Petrohawk Energy Corporation, One TEC, LLC, One TEC Operating, LLC, Bison Ranch, LLC, the parties named therein as existing guarantors and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.10 to our Quarterly Report on Form 10-Q filed November 8, 2007).

4.14	Third Supplemental Indenture dated as of November 28, 2008 among Petrohawk Energy Corporation, HK Energy Marketing, LLC, the parties named therein as guarantors, and U.S. Bank National Association, as trustee. (Incorporated by reference to Exhibit 4.14 to our Annual Report on Form 10-K filed on February 25, 2009).

4.15	Fourth Supplemental Indenture dated as of January 26, 2009 among Winwell Resources, L.L.C., KCS Resources, LLC, Petrohawk Energy Corporation, the parties named therein as guarantors, and U.S. Bank National Association, as trustee. (Incorporated by reference to Exhibit 4.15 to our Annual Report on Form 10-K filed on February 25, 2009).

4.16	Indenture, dated May 13, 2008, among Petrohawk Energy Corporation, the subsidiary guarantors named therein, and U.S. Bank Trust National Association (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed May 15, 2008).

4.17	First Supplemental Indenture dated as of November 28, 2008 among Petrohawk Energy Corporation, HK Energy Marketing, LLC, and parties named therein as guarantors, and U.S. Bank Trust National Association, as trustee. (Incorporated by reference to Exhibit 4.17 to our Annual Report on Form 10-K filed on February 25, 2009).

4.18	Second Supplemental Indenture dated as of January 26, 2009 among Winwell Resources, L.L.C., KCS Resources, LLC, Petrohawk Energy Corporation, the parties named therein as guarantors, and U.S. Bank Trust National Association, as trustee. (Incorporated by reference to Exhibit 4.18 to our Annual Report on Form 10-K filed on February 25, 2009).

4.19	Rights Agreement, dated as of October 14, 2008, between Petrohawk Energy Corporation and American Stock Transfer & Trust Company, as Rights Agent (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed October 16, 2008).

4.21	Indenture, dated January 27, 2009, among the Company, the subsidiary guarantors named therein, and U.S. Bank Trust National Association (Incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K filed on January 28, 2009).

4.22	Registration Rights Agreement, dated January 27, 2009, among the Company, the subsidiary guarantors named therein, and J.P. Morgan Securities Inc., on behalf of J.P. Morgan Securities Inc., BNP Paribas Securities Corp., Wachovia Capital Markets, LLC, Banc of America Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Fortis Securities LLC, Calyon Securities (USA) Inc., RBC Capital Markets Corporation, Capital One Southcoast, Inc., Wedbush Morgan Securities Inc., Natixis Bleichroeder Inc., Citigroup Global Markets Inc., BBVA Securities, Inc., and Piper Jaffray & Co. (Incorporated by reference to Exhibit 4.2 of our Current Report on Form 8-K filed on January 28, 2009).

4.23*	Form of Senior Indenture.

4.24*	Form of Subordinated Indenture.

Exhibit Number	Description
4.25**	Form of Depositary Agreement.

4.26**	Form of Depositary Receipt.

4.27**	Form of Warrant Agreement.

4.28**	Form of Certificate of Designations for Preferred Stock.

5.1*	Opinion of Thompson & Knight LLP regarding the common stock, preferred stock, debt securities and warrants.

12.1*	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Thompson & Knight LLP (included in its opinion attached as Exhibit 5.1 hereto).

23.3*	Consent of Netherland, Sewell & Associates, Inc.

24.1*	Power of Attorney (included in Part II as a part of the signature page of the Registration Statement).

25.1***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Senior Indenture.

25.2***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Subordinated Indenture.

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the issuance of the securities.

***	To be filed in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately before such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) To file an application for the purpose of determining the eligibility of the trustee under each the Senior Indenture and the Subordinated Indenture to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Houston, State of Texas on September 14, 2009.

PETROHAWK ENERGY CORPORATION

By:	/s/ FLOYD C. WILSON
Name:	Floyd C. Wilson
Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Floyd C. Wilson, Mark J. Mize, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Date		Signature/Title
September 14, 2009	By:	/s/ FLOYD C. WILSON Floyd C. Wilson Chairman of the Board and Chief Executive Officer

September 14, 2009	By:	/s/ MARK J. MIZE Mark J. Mize Executive Vice President, Chief Financial Officer and Treasurer

September 14, 2009	By:	/s/ C. BYRON CHARBONEAU C. Byron Charboneau Vice President, Chief Accounting Officer and Controller

September 14, 2009	By:	/s/ JAMES W. CHRISTMAS James W. Christmas Vice Chairman and Director

September 14, 2009	By:	/s/ TUCKER S. BRIDWELL Tucker S. Bridwell Director

September 14, 2009	By:	/s/ THOMAS R. FULLER Thomas R. Fuller Director

September 14, 2009	By:	/s/ JAMES L. IRISH James L. Irish III Director

Date		Signature/Title
September 14, 2009	By:	/s/ GARY A. MERRIMAN Gary A. Merriman Director

September 14, 2009	By:	/s/ ROBERT G. RAYNOLDS Robert G. Raynolds Director

September 14, 2009	By:	/s/ ROBERT C. STONE, JR. Robert C. Stone, Jr. Director

September 14, 2009	By:	/s/ CHRISTOPHER A. VIGGIANO Christopher A. Viggiano Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Houston, State of Texas on September 14, 2009.

PETROHAWK OPERATING COMPANY
P-H ENERGY, LLC
PETROHAWK HOLDINGS, LLC
WINWELL RESOURCES, L.L.C.
WSF, INC.
KCS RESOURCES, LLC
KCS ENERGY SERVICES, INC.
ONE TEC, LLC
ONE TEC OPERATING, LLC
HAWK FIELD SERVICES, L.L.C. BISON RANCH LLC
MEDALLION CALIFORNIA PROPERTIES COMPANY
PROLIQ, INC.
KAISER TRADING, LLC

By:	/s/ FLOYD C. WILSON
Floyd C. Wilson
Chief Executive Officer

PETROHAWK PROPERTIES, LP

By:	P-H Energy LLC its general partner

By:	/s/ FLOYD C. WILSON
Floyd C. Wilson
Chief Executive Officer

HK ENERGY MARKETING, LLC

By:	/s/ STEPHEN W. HEROD
Stephen W. Herod
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Date		Signature/Title
September 14, 2009	By:

/s/    FLOYD C. WILSON

Floyd C. Wilson

Chief Executive Officer of

    Petrohawk Operating Company

    P-H Energy, LLC

    Petrohawk Holdings, LLC

    Winwell Resources, L.L.C.

    WSF, Inc.

    KCS Resources, LLC

    KCS Energy Services, Inc.

    One Tec, LLC

    One Tec Operating, LLC

    Hawk Field Services, L.L.C.

    Bison Ranch LLC

    Medallion California Properties Company

    Proliq, Inc.

    Kaiser Trading, LLC

Director of

    Petrohawk Operating Company

    WSF, Inc.

    KCS Energy Services, Inc.

    Medallion California Properties Company

    Proliq, Inc.

September 14, 2009	By:

/s/    MARK J. MIZE

Mark J. Mize

Executive Vice President—Chief Financial

Officer and Treasurer of

    Petrohawk Operating Company

    P-H Energy, LLC

    Petrohawk Holdings, LLC

    Winwell Resources, L.L.C.

    WSF, Inc.

    KCS Resources, LLC

    KCS Energy Services, Inc.

    One Tec, LLC

    One Tec Operating, LLC

    Hawk Field Services, L.L.C.

    Bison Ranch LLC

    Medallion California Properties Company

    Proliq, Inc.

    Kaiser Trading, LLC

Date		Signature/Title
September 14, 2009	By:	/s/ STEPHEN W. HEROD Stephen W. Herod President of HK Energy Marketing, LLC Director of KCS Energy Services, Inc. Medallion California Properties Company Proliq, Inc.

September 14, 2009	By:

/s/    C. BYRON CHARBONEAU

C. Byron Charboneau

Vice President—Chief Accounting

Officer and Controller of

    Petrohawk Operating Company

    P-H Energy, LLC

    Petrohawk Holdings, LLC

    Winwell Resources, L.L.C.

    WSF, Inc.

    KCS Resources, LLC

    KCS Energy Services, Inc.

    One Tec, LLC

    One Tec Operating, LLC

    Hawk Field Services, L.L.C.

    Bison Ranch LLC

    Medallion California Properties Company

    Proliq, Inc.

    Kaiser Trading, LLC

INDEX TO EXHIBITS

Exhibit Number	Description
1.1**	Form of Underwriting Agreement.

4.1	Certificate of Incorporation for Petrohawk Energy Corporation (Incorporated by reference to Exhibit 3.1 to our Form S-8 (File No. 333-117733) filed on July 29, 2004).

4.2	Certificate of Amendment to Certificate of Incorporation for Petrohawk Energy Corporation (Incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K filed on November 24, 2004).

4.3	Certificate of Amendment of Certificate of Incorporation of Petrohawk Energy Corporation (Incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K filed on August 3, 2005).

4.4	Certificate of Amendment to Certificate of Incorporation of Petrohawk Energy Corporation (Incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K filed on July 17, 2006).

4.5	Certificate of Amendment to Certificate of Incorporation of Petrohawk Energy Corporation (Incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K filed on June 23, 2009).

4.6	Amended and Restated Bylaws of Petrohawk Energy Corporation effective as of July 12, 2006 (Incorporated by reference to Exhibit 3.2 of our Current Report on Form 8-K filed on July 17, 2006).

4.7	Indenture dated as of April 8, 2004, among Mission Resources Corporation, the Guarantors named therein and The Bank of New York, as Trustee, relating to Petrohawk Energy Corporation’s 9.125% Senior Notes due 2011 (Incorporated by reference to Exhibit 4.1 to Mission Resources Corporation’s Current Report on Form 8-K/A filed on April 15, 2004).

4.2	First Supplemental Indenture dated as of July 28, 2005, among Petrohawk Energy Corporation, the successor by way of merger to Mission Resources Corporation, the parties named therein as Existing Subsidiary Guarantors, the parties named therein as Additional Subsidiary Guarantors, and The Bank of New York Trust Company, N.A., as successor trustee to The Bank of New York (Incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed on August 3, 2005).

4.3	Second Supplemental Indenture dated as of July 12, 2006, among Petrohawk Energy Corporation, as successor by merger to Mission Resources Corporation, the parties named therein as subsidiary guarantors, and The Bank of New York Trust Company, N.A., as trustee (Incorporated by reference to Exhibit 4.2 of our Current Report on Form 8-K filed on July 17, 2006).

4.4	Indenture dated April 1, 2004 among KCS Energy, Inc., U.S. Bank National Association, as trustee, and the subsidiary guarantors named therein, relating to KCS Energy, Inc.’s 7.125% senior notes due 2012 (Incorporated by reference to Exhibit 4.1 to KCS Energy, Inc.’s Quarterly Report on Form 10-Q filed on May 10, 2004).

4.5	First Supplemental Indenture, dated as of April 8, 2005, to Indenture dated as of April 1, 2004, among KCS Energy, Inc., certain of its subsidiaries and U.S. Bank National Association (Incorporated by reference to Exhibit 4.1 of KCS Energy, Inc.’s Form 8-K filed on April 11, 2005).

4.6	Second Supplemental Indenture dated July 12, 2006 among Petrohawk Energy Corporation, the successor by way of merger to KCS Energy, Inc., the parties named therein as guarantors, and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.4 to our Current Report on Form 8-K filed July 17, 2006).

4.7	Third Supplemental Indenture dated as of July 12, 2006 among Petrohawk Energy Corporation, the successor by way of merger to KCS Energy, Inc., the parties named therein as existing guarantors, the parties named therein as new guarantors, and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.5 to our Current Report on Form 8-K filed July 17, 2006).

Exhibit Number	Description
4.8	Fourth Supplemental Indenture dated as of August 3, 2007 among Petrohawk Energy Corporation, the successor by way of merger to KCS Energy, Inc., the parties named therein as existing guarantors, the parties named therein as new guarantors, and The Law Debenture Trust Company of New York, as the successor to U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.12 to our Quarterly Report on Form 10-Q filed on November 6, 2008).

4.9	Fifth Supplemental Indenture dated as of November 28, 2008 among Petrohawk Energy Corporation, HK Energy Marketing, LLC, the parties named therein as guarantors, and The Law Debenture Trust Company of New York, as the successor to U.S. Bank National Association, as trustee. (Incorporated by reference to Exhibit 4.9 to our Annual Report on Form 10-K filed on February 25, 2009).

4.10	Sixth Supplemental Indenture dated as of January 26, 2009 among Winwell Resources, L.L.C., KCS Resources, LLC, Petrohawk Energy Corporation, the parties named therein as guarantors, and The Law Debenture Trust Company of New York, as the successor to U.S. Bank National Association, as trustee. (Incorporated by reference to Exhibit 4.10 to our Annual Report on Form 10-K filed on February 25, 2009).

4.11	Indenture dated July 12, 2006 among Petrohawk Energy Corporation, U.S. Bank National Association, as trustee, and the subsidiary guarantors named therein, relating to Petrohawk Energy Corporation’s 9.875% senior notes due 2013 (Incorporated by reference to Exhibit 4.6 to our Current Report on Form 8-K filed July 17, 2006).

4.12	First Supplemental Indenture dated July 12, 2006 among Petrohawk Energy Corporation, U.S. Bank National Association, as trustee, and the subsidiary guarantors named therein (Incorporated by reference to Exhibit 4.7 to our Current Report on Form 8-K filed July 17, 2006).

4.13	Second Supplemental Indenture dated August 3, 2007 among Petrohawk Energy Corporation, One TEC, LLC, One TEC Operating, LLC, Bison Ranch, LLC, the parties named therein as existing guarantors and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.10 to our Quarterly Report on Form 10-Q filed November 8, 2007).

4.14	Third Supplemental Indenture dated as of November 28, 2008 among Petrohawk Energy Corporation, HK Energy Marketing, LLC, the parties named therein as guarantors, and U.S. Bank National Association, as trustee. (Incorporated by reference to Exhibit 4.14 to our Annual Report on Form 10-K filed on February 25, 2009).

4.15	Fourth Supplemental Indenture dated as of January 26, 2009 among Winwell Resources, L.L.C., KCS Resources, LLC, Petrohawk Energy Corporation, the parties named therein as guarantors, and U.S. Bank National Association, as trustee. (Incorporated by reference to Exhibit 4.15 to our Annual Report on Form 10-K filed on February 25, 2009).

4.16	Indenture, dated May 13, 2008, among Petrohawk Energy Corporation, the subsidiary guarantors named therein, and U.S. Bank Trust National Association (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed May 15, 2008).

4.17	First Supplemental Indenture dated as of November 28, 2008 among Petrohawk Energy Corporation, HK Energy Marketing, LLC, and parties named therein as guarantors, and U.S. Bank Trust National Association, as trustee. (Incorporated by reference to Exhibit 4.17 to our Annual Report on Form 10-K filed on February 25, 2009).

4.18	Second Supplemental Indenture dated as of January 26, 2009 among Winwell Resources, L.L.C., KCS Resources, LLC, Petrohawk Energy Corporation, the parties named therein as guarantors, and U.S. Bank Trust National Association, as trustee. (Incorporated by reference to Exhibit 4.18 to our Annual Report on Form 10-K filed on February 25, 2009).

Exhibit Number	Description

4.19	Rights Agreement, dated as of October 14, 2008, between Petrohawk Energy Corporation and American Stock Transfer & Trust Company, as Rights Agent (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed October 16, 2008).

4.21	Indenture, dated January 27, 2009, among the Company, the subsidiary guarantors named therein, and U.S. Bank Trust National Association (Incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K filed on January 28, 2009).

4.22	Registration Rights Agreement, dated January 27, 2009, among the Company, the subsidiary guarantors named therein, and J.P. Morgan Securities Inc., on behalf of J.P. Morgan Securities Inc., BNP Paribas Securities Corp., Wachovia Capital Markets, LLC, Banc of America Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Fortis Securities LLC, Calyon Securities (USA) Inc., RBC Capital Markets Corporation, Capital One Southcoast, Inc., Wedbush Morgan Securities Inc., Natixis Bleichroeder Inc., Citigroup Global Markets Inc., BBVA Securities, Inc., and Piper Jaffray & Co. (Incorporated by reference to Exhibit 4.2 of our Current Report on Form 8-K filed on January 28, 2009).

4.23*	Form of Senior Indenture.

4.24*	Form of Subordinated Indenture.

4.25**	Form of Depositary Agreement.

4.26**	Form of Depositary Receipt.

4.27**	Form of Warrant Agreement.

4.28**	Form of Certificate of Designations for Preferred Stock.

5.1*	Opinion of Thompson & Knight LLP regarding the common stock, preferred stock, debt securities and warrants.

12.1*	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Thompson & Knight LLP (included in its opinion attached as Exhibit 5.1 hereto).

23.3*	Consent of Netherland, Sewell & Associates, Inc.

24.1*	Power of Attorney (included in Part II as a part of the signature page of the Registration Statement).

25.1***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Senior Indenture.

25.2***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Subordinated Indenture.

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the issuance of the securities.

***	To be filed in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.